Identive Receives NASDAQ Notification Relating to Minimum Bid Requirement

SANTA ANA, Calif. and ISMANING, Germany, August 17, 2012 – Identive Group, Inc. (NASDAQ: INVE; Frankfurt: INV), a provider of products and services for the identification, security and RFID industries, today announced that it received on August 16, 2012 notice from The NASDAQ Stock Market that the bid price of its common stock has closed below $1.00 for the last 30 consecutive business days and, therefore, is not in compliance with the minimum bid price requirement for continued inclusion on The NASDAQ Global Market. The notification letter has no immediate effect on the listing of the Company's shares on The NASDAQ Global Market. Under NASDAQ rules, the Company has a period of 180 calendar days to regain compliance.

To regain compliance with the minimum bid price requirement, the bid price of Identive common stock must close at $1.00 per share or more for a minimum of 10 consecutive business days during the 180-day grace period.

The Company is not considering a reverse split of its stock and expects to regain compliance with the minimum bid requirement within the 180-day period.

About Identive

Identive Group, Inc. (NASDAQ: INVE; Frankfurt: INV) is focused on building the world’s signature company in Secure ID. The company’s products, software, systems and services address the markets for identity management, physical and logical access control, cashless payment, NFC solutions and a host of RFID-enabled applications for customers in the government, enterprise, consumer, education and healthcare sectors. Identive’s mission is to build a lasting business of scale and technology based on a combination of strong technology-driven organic growth and disciplined acquisitive expansion. The company delivers up-to-date information on its activity as well as industry trends through its industry-leading social media initiatives and educational resource, AskIdentive.com. For additional information, please visit www.identive-group.com or follow on Twitter at @IdentiveGroup.

Note Regarding Forward Looking Information:

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by words such as “anticipates,” “believes,” “plans,” “will,” “intends,” “expects,” and similar references to the future. The statement regarding our expectation of regaining compliance with the minimum bid requirement for continued listing on The NASDAQ Global Market within 180 days, and not relying on a reverse split of our stock to accomplish this, is not a guarantee of future performance and is subject to a number of risks and uncertainties, many of which are outside our control, which could cause our actual results to differ. Factors that could cause actual results to differ materially from those in the forward-looking statement include our ability to grow our company based on a strategy of providing products, services. software and systems for the secure identification market; whether the markets in which we participate or target may grow, converge or standardize at anticipated rates or at all, including the markets that we are targeting; our ability to meet our sales forecasts; our ability to reduce our expenses under our previously announced restructuring plan; our ability to secure additional financial to strengthen our balance sheet; and general global political and economic factors which are beyond our control but may unduly impact our markets and our business. For a discussion of further risks and uncertainties related to our business, please refer to our public company reports, including our Annual Report on Form 10-K for the year ended December 31, 2011 and subsequent reports filed with the U.S. Securities and Exchange Commission. All forward-looking statements are based on information available to us on the date hereof, and we assume no obligation to update such statements.

Contacts:

Darby Dye, +1 949 553-4251, ddye@identive-group.com

Lennart Streibel, +49 89 9595-5195, lstreibel@identive-group.com